                                                                 EXHIBIT 4.1

                      SANTA ANITA REALTY ENTERPRISES, INC.
                             1995 SHARE AWARD PLAN

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----
I    THE PLAN..................................................    1

     1.1     Purpose...........................................    1
     1.2     Administration and Authorization; Power and
             Procedure.........................................    1
     1.3     Participation.....................................    3
     1.4     Shares Available for Awards.......................    3
     1.5     Grant of Awards...................................    5
     1.6     Award Period......................................    5
     1.7     Limitations on Exercise and Vesting of Awards.....    5
     1.8     Acceptance of Notes to Finance Exercise of Options
             or Acquisitions of Operating Company Stock........    6

     1.9     No Transferability................................    7

II.  EMPLOYEE OPTIONS..........................................    8

     2.1     Grants............................................    8
     2.2     Option Price......................................    8
     2.3     Limitations on Grant and Terms of Incentive
             Stock Options.....................................    9
     2.4     Limits on 10% Holders.............................   10
     2.5     Option Repricing; Cancellation and Regrant;
             Waiver of Restrictions............................   10
     2.6     Dividend Equivalents..............................   10
     2.7     Issuance of Operating Company Stock...............   11

III. STOCK APPRECIATION RIGHTS.................................   11

     3.1     Grants............................................   11
     3.2     Exercise of Stock Appreciation Rights.............   11
     3.3     Payment...........................................   12

IV.  RESTRICTED STOCK AWARDS...................................   12

     4.1     Grants............................................   12
     4.2     Restrictions......................................   13
     4.3     Return to the Corporation.........................   13

V.   PERFORMANCE SHARE AWARDS AND STOCK BONUSES................   13

     5.1     Grants of Performance Share Awards................   13
     5.2     Grants of Stock Bonuses...........................   14
     5.3     Deferred Payments.................................   14

                                      (i)
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

VI.  OTHER PROVISIONS........................................................... 15

     6.1     Rights of Eligible Employees, Participants and Beneficiaries....... 15
     6.2     Adjustments; Acceleration.......................................... 15
     6.3     Effect of Termination of Employment................................ 18
     6.4     Compliance with Laws............................................... 18
     6.5     Tax Withholding.................................................... 18
     6.6     Plan Amendment, Termination and Suspension......................... 19
     6.7     Effect of Pairing Agreement on Awards.............................. 20
     6.8     Privileges of Stock Ownership...................................... 21
     6.9     Effective Date of the Plan......................................... 21
     6.10    Term of the Plan................................................... 21
     6.11    Governing Law; Construction; Severability.......................... 21
     6.12    Captions........................................................... 22
     6.13    Effect of Change of Subsidiary Status.............................. 22
     6.14    Non-Exclusivity of Plan............................................ 23

VII.  DEFINITIONS............................................................... 23

     7.1     Definitions........................................................ 23

                                     (ii)

                      SANTA ANITA REALTY ENTERPRISES, INC.
                             1995 SHARE AWARD PLAN



I.   THE PLAN.

     1.1  Purpose.
          -------

          The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company. "Corporation" means Santa Anita Realty Enterprises, Inc. and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article VII.

     1.2  Administration and Authorization; Power and Procedure.
          -----------------------------------------------------

          (a) Committee.  This Plan shall be administered by, and all Awards to
              ---------
Eligible Employees shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

          (b) Plan Awards; Interpretation; Powers of Committee.  Subject to the
              ------------------------------------------------
express provisions of this Plan, the Committee shall have the authority:

          (i) to determine from among those persons eligible the particular Eligible Employees who will receive any Awards;

          (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

          (iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

          (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

          (vi) to accelerate or extend the exercisability or vesting extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

          (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

          (c) Binding Determinations.  Any action taken by, or inaction of, the
              ----------------------
Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

          (d) Reliance on Experts.   In making any determination or in taking or
              -------------------
not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

          (e) Delegation.  The Committee may delegate ministerial, non-
              ----------
discretionary functions to individuals who are officers or employees of the Company.

     1.3  Participation.
          -------------

          Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall not be eligible to receive any Awards.

     1.4  Shares Available for Awards.
          ---------------------------

          Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock, any shares of its Common Stock held as treasury shares and shares of Operating Company Stock. The shares may be delivered for any lawful consideration.

          (a)  Number of Shares.  Subject to subsection (c) below, the maximum
               ----------------
number of shares of Common Stock and Operating Company Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 230,000 shares of Common Stock and 230,000 shares of Operating Company Stock, respectively, in each case subject to adjustments contemplated by
Section 6.2. The maximum number of Options and Stock Appreciation Rights (whether payable in Paired Shares, cash or any combination thereof) that may be granted to an Eligible Employee during any one-year period shall not exceed 150,000, subject to adjustment as contemplated in Section 6.2.

          (b) Calculation of Available Shares.  Common Stock subject to
              -------------------------------
outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance; except as provided in Section 2.7, a like number of shares of Operating Company Stock shall be purchased from Operating Company or arrangements shall be made with Operating Company for issuance by Operating Company of the same number of shares of Operating Company Stock as the number of shares of Common Stock to be issued in connection with an Award; provided that nothing herein, except as provided in Section 2.7, shall be
       --------
construed to prevent the Corporation from purchasing Paired Shares in the open market for use in connection with Awards. If a Stock Appreciation Right or similar right is exercised or a Performance Share Award based on the increased market value of a specified number of Paired Shares is paid, the number of Paired Shares to which such exercise or payment relates under the applicable Award shall be charged against the maximum amount of shares of Common Stock and Operating Company Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds Paired Shares (or Common Stock) pursuant to Section 6.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of
Section 6.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Award and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan. To the extent a Performance Share Award constitutes an equity security (as this phrase is defined in Rule 16a-1 under the Exchange Act) issued by the Corporation and is paid in shares of Paired Shares, the number of Paired Shares (if any) subject to such Performance Share Award shall be charged (but in the case of tandem or substituted Awards, without duplication) against the maximum number of shares of Common Stock and Operating Company Stock that may be delivered pursuant to Awards under this Plan.

          (c) Cash Only Award Limit.  Awards payable solely in cash under the
              ---------------------
Plan and Awards payable either in cash or shares that are actually paid in cash shall constitute and be referred to as "Cash Only Awards". The number of Cash
                                        ----------------
Only Awards shall be determined by reference to the number of Paired Shares by which the Award is measured. The maximum number of Cash Only Awards that may be paid shall not, together with the aggregate number of shares of Common Stock that may be delivered under subsection (a), exceed 230,000, subject to adjustments under Section 6.2. Awards payable either in cash or shares shall not be counted against the Cash Only Award limit if charged against the share limit in subsection (a). Notwithstanding the foregoing, if an Award paid or payable solely in cash satisfies the requirements for the exclusion from the definition of a derivative security in Rule 16a-1(c) that does not require that the award be made under a Rule 16b-3 plan, the Award shall not be counted against any of the limits of this Section.

          (d) Reissue of Awards.  Subject to any restrictions under Rule 16b-3,
              -----------------
any unexercised, unconverted, unvested or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under subsection (a) or (c) above, as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards also shall be available for reissuance under the Plan.

          (e) Interpretive Issues.  Additional rules for determining the number
              -------------------
of shares or Cash Only Awards authorized under the Plan may be adopted by the Committee, as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b.

     1.5  Grant of Awards.
          ---------------

          Subject to the express provisions of this Plan, the Committee shall determine the number of Paired Shares or shares of Common Stock subject to each Award, and the price (if any) to be paid for the Paired Shares, Common Stock or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in revenues, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

     1.6  Award Period.
          ------------

          Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options to acquire Common Stock or other rights to acquire Paired Shares, not later than ten (10) years after the Award Date.

     1.7  Limitations on Exercise and Vesting of Awards.
          ---------------------------------------------

          (a) Provisions for Exercise.  Except as may otherwise be provided in
              -----------------------
an Award Agreement, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

          (b) Procedure.  Any exercisable Award shall be deemed to be exercised
              ---------
when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2(b).

          (c) Fractional Shares/Minimum Issue.  Fractional share interests shall
              -------------------------------
be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 10 Paired Shares (or shares of Common Stock) may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

     1.8  Acceptance of Notes to Finance Exercise of Options or Acquisitions of
          ---------------------------------------------------------------------
          Operating Company Stock.
          -----------------------

          The Corporation may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

          (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

          (b) The note shall be repaid over a period of time not to exceed five years, with annual installments of at least 10% of principal the first four years and a balloon payment of the remaining principal amount at the end of the fifth year; provided that the Corporation may demand any payment, in
                     --------
     addition to such installments, as may be required for the note to remain in compliance with any applicable federal or state regulation.

          (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

          (d) Except as otherwise provided by the Committee, if the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of any Paired Shares (or
                  --------
     Common Stock) acquired by the Participant in connection with an Award to which the note relates would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

          (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

          (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

          (g) In addition, the Corporation in the discretion of the Committee may loan funds and award bonuses to an Option holder in aggregate amounts equal, in after-tax dollars, to the purchase price of the Operating Company Stock required to be acquired under this Plan (see Section 2.7 below) upon the exercise of an Option, less the aggregate par value of such stock.
     Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the foregoing provisions of
     Section 1.8.

     1.9  No Transferability.
          ------------------

          (a) Awards may be exercised only by, and amounts payable or Paired Shares (or Common Stock) issuable pursuant to an Award shall be paid only to (or registered only in the name of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or pursuant to a QDRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award, including, without limitation, any Option or shares of Restricted Stock that has not vested, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Paired Shares (or Common Stock) in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

          (b) Nothing in this plan authorizes, or shall be construed to authorize, a transfer or exchange by a Participant, Beneficiary, Personal Representative or any third party of any shares of Common Stock or Operating Company Stock in contravention of the provisions of the Pairing Agreement.

          (c) The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.


II.  EMPLOYEE OPTIONS.

     2.1  Grants.
          ------

          One or more Options may be granted under this Article to any Eligible Employee, subject to the provisions of Section 1.4. Each Option granted may be either an Option intended to be an Incentive Stock Option, or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement. No options may be granted with respect to Operating Company Stock.

     2.2  Option Price.
          ------------

          (a) Pricing Limits.  Subject to Section 2.4, the purchase price per
              --------------
share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of the Common Stock, on the date of grant.

          (b)  Payment Provisions.  The purchase price of any shares purchased
               ------------------
on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, in cash in an amount equal to the par value of the shares being purchased, and, in the form of a promissory note (consistent with the requirements of Section 1.8) of the Participant in an amount equal to the difference between said cash amount and the purchase price of such shares; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of shares of Common Stock already owned by the Participant, provided, however, that the
                                                  --------  -------
Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares of Common Stock; or (vi) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise by that number of shares of Common Stock which have a then Fair Market Value equal to such purchase price. Previously owned shares of Common Stock used to satisfy the exercise price of an Option under clause (v) shall be valued at their Fair Market Value on the date of exercise.

     2.3  Limitations on Grant and Terms of Incentive Stock Options.
          ---------------------------------------------------------

          (a) $100,000 Limit.  To the extent that the aggregate "fair market
              --------------
value" of Common Stock subject to any Option with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

          (b) Option Period.  Subject to Section 2.4, each Option and all rights
              -------------
thereunder shall expire no later than ten years after the Award Date.

          (c) Other Code Limits.  There shall be imposed in any Award Agreement
              -----------------
relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

     2.4  Limits on 10% Holders.
          ---------------------

          No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     2.5  Option Repricing; Cancellation and Regrant; Waiver of Restrictions.
          ------------------------------------------------------------------

          Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

     2.6  Dividend Equivalents.
          --------------------

          The Committee may, at the time of granting an Option, grant Dividend Equivalents attributable to shares of Common Stock subject to the Option. Dividend Equivalents shall be paid in cash only to the extent the Option is unexercised as of the dividend record date, as specified in the Award Agreement, as follows: the Dividend Equivalent per share of Common Stock shall be multiplied by the number of shares of Common Stock subject to Option and an amount equal to the product so derived shall be paid in cash to the Participant on the dividend payment date. The Committee may in the Award specify that Dividend Equivalents shall be paid only for a specified time period or only as to that portion of the Option that has vested.

     2.7  Issuance of Operating Company Stock.
          -----------------------------------

          No Options granted pursuant to this Plan shall be exercisable unless the Option holder submits evidence satisfactory to the Corporation that, at the then Fair Market Value of an unpaired share of Operating Company Stock as determined pursuant to the Pairing Agreement, a number of shares of the Operating Company Stock equal to the number of shares of Common Stock to be received upon exercise of all or a portion of the Option will, and are able to, be purchased by the Option holder, such that upon exercise the Option holder will receive an equal number of shares of Common Stock and Operating Company Stock.


III. STOCK APPRECIATION RIGHTS.

     3.1  Grants.
          ------

          In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

     3.2  Exercise of Stock Appreciation Rights.
          -------------------------------------

          (a) Exercisability.  Unless the Award Agreement or the Committee
              --------------
otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

          (b) Effect on Available Shares.  In the event that a Stock
              --------------------------
Appreciation Right is exercised, the number of Paired Shares subject to the Award shall be charged against the number of Paired Shares subject to the Stock Appreciation Right and Common Stock subject to the related Option of the Participant shall be reduced by such number of Paired Shares.

          (c) Stand-Alone SARs.  A Stock Appreciation Right granted
              ----------------
independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

     3.3  Payment.
          -------

          (a) Amount.  Unless the Committee otherwise provides, upon exercise of
              ------
a Stock Appreciation Right and surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

               (i) the difference obtained by subtracting the exercise price per Paired Share under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a Paired Share on the date of exercise of the Stock Appreciation Right, by

               (ii) the number of Paired Shares with respect to which the Stock Appreciation Right shall have been exercised.

          (b) Form of Payment.  The Committee, in its sole discretion, shall
              ---------------
determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Paired Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Paired Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Paired Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.


IV.  RESTRICTED STOCK AWARDS.

     4.1  Grants.
          ------

          The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of Paired Shares to be issued, the date of such issuance, the consideration for such Paired Shares (but not less than the minimum lawful consideration) to be paid by the Participant and the restrictions imposed on such Paired Shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

     4.2  Restrictions.
          ------------

          (a) Pre-Vesting Restraints.  Except as provided in Section 1.9 and
              ----------------------
4.1, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

          (b) Dividend and Voting Rights.  Unless otherwise provided in the
              --------------------------
applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

          (c) Cash Payments.  If the Participant shall have paid or received
              -------------
cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

     4.3  Return to the Corporation.
          -------------------------

          Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.


V.   PERFORMANCE SHARE AWARDS AND STOCK BONUSES.

     5.1  Grants of Performance Share Awards.
          ----------------------------------

          The Committee may, in its discretion, grant one or more Performance Share Awards to any Eligible Employee based upon such factors, which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person, as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of Paired Shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any Paired Shares or cash to the Participant shall be based. The amount of cash or Paired Shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Section 6.11(c)(2), if applicable, may determine.

     5.2  Grants of Stock Bonuses.
          -----------------------

          The Committee may grant a Stock Bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Stock Bonus may be granted independently or in lieu of a cash bonus.

     5.3  Deferred Payments.
          -----------------

          The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or Paired Shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

VI.  OTHER PROVISIONS.

     6.1  Rights of Eligible Employees, Participants and Beneficiaries.
          ------------------------------------------------------------

          (a) Employment Status.  Status as an Eligible Employee shall not be
              -----------------
construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

          (b) No Employment Contract.  Nothing contained in this Plan (or in any
              ----------------------
other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

          (c) Plan Not Funded.  Awards payable under this Plan shall be payable
              ---------------
in Paired Shares or Common Stock, as applicable, or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock or shares of Operating Company Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.2  Adjustments; Acceleration.
          -------------------------

          (a) Adjustments.  If the outstanding shares of Common Stock or the
              -----------
outstanding shares of Operating Company

Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation or of Operating Company, as the case may be, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Common Stock or the outstanding shares of Operating Company Stock, through a reorganization or merger in which the Corporation or Operating Company, as the case may be, is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the Corporation or of Operating Company, or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or the Operating Company Stock or a sale of substantially all the assets of the Corporation or of Operating Company as an entirety which in the judgment of the Committee materially affects the Common Stock or the Operating Company Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (A) the number and kind of shares of Common Stock, Operating Company Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the consideration payable with respect to Awards granted prior to any such change and the price, if any, paid in connection with Restricted Stock Awards or (C) the performance standards appropriate to any outstanding awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock or to holders of Operating Company Stock upon or in respect of such event; provided, however, in each case,
                                                --------  -------
that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to shareholders generally.

          (b) Acceleration of Awards Upon Change in Control.  As to any or all
              ---------------------------------------------
Participants, upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) each Performance Share Award shall become payable to the Participant; provided,
                                                                 --------
however, that in no event shall any Award be accelerated as to any Section 16
- -------
Person to a date less than six months after the Award

Date of such Award. Notwithstanding the foregoing, except in the case of an Award of an Option, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In addition, the Committee may override the limitations on acceleration in this
Section 6.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

          Notwithstanding any other provision of this Plan, this Section 6.2(b) shall be effective through September 30, 1997 and may not be amended or terminated during such period except as required by law or to make changes that do not diminish the benefits or rights provided by this Section 6.2(b). The Board may, in its sole discretion and for any reason, provide written notice of termination or amendment (effective as of the then applicable expiration date, but not with respect to a Change in Control Event occurring on or before such expiration date) no later than six months before the expiration date of this
Section 6.2(b). If such amendment or termination is not made, this Section 6.2(b) shall be automatically extended for an additional period of 60 months past the expiration date. This Section 6.2(b) shall continue to be automatically extended for an additional 60 months at the end of such 60-month period and each succeeding 60-month period unless notice is given in the manner described in this Section 6.2(b).

          (c) Possible Early Termination of Accelerated Awards.  If any Option
              ------------------------------------------------
or other right to acquire Common Stock or Paired Shares under this Plan has not been exercised prior to (i) a dissolution of the Corporation, (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of a reorganization event described in
Section 6.2(a) that results in a Change in Control Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

          (d) Golden Parachute Limitations.  In no event shall an Award be
              ----------------------------
accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program which would constitute "parachute payments" as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments shall be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

     6.3  Effect of Termination of Employment.
          -----------------------------------

          The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., Retirement, early retirement, termination for cause,
                ----
disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion at the time of termination (or within a reasonable time thereafter) to extend the exercise period of an Award (although not beyond the period described in Section 2.3(b)) and the number of shares covered by the Award with respect to which the Award is exercisable or vested.

     6.4  Compliance with Laws.
          --------------------

          This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Paired Shares (or Common Stock) and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     6.5  Tax Withholding.
          ---------------

          (a)  Cash or Shares.  Upon any exercise, vesting, or payment of any
               --------------
Award, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Paired Shares (or Common Stock) under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Paired Shares or shares of Common Stock, as applicable, to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

          (b)  Tax Loans.  The Committee may, in its discretion, authorize a
               ---------
loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to Paired Shares or Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

     6.6  Plan Amendment, Termination and Suspension.
          ------------------------------------------

          (a) Board Authorization.  The Board may, at any time, terminate or,
              -------------------
from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

          (b) Shareholder Approval.  If any amendment would (i) materially
              --------------------
increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 425 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

          (c) Amendments to Awards.  Without limiting any other express
              --------------------
authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

          (d) Limitations on Amendments to Plan and Awards.  No amendment,
              --------------------------------------------
suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

     6.7  Effect of Pairing Agreement on Awards.
          -------------------------------------

          (a) Pairing Agreement.  This Plan shall be subject to the terms and
              -----------------
     conditions of the Pairing Agreement.

          (b) Paired Shares.  All Awards (other than Options) shall be subject
              -------------
     to the following:

               (i) the grant of any Award for Common Stock pursuant to this Plan shall also be for an equal number of shares of Operating Company Stock; upon the payment of a Restricted Stock Award, a Stock Appreciation Right, a Performance Share Award payable in Common Stock or a Stock Bonus, the Participant shall obtain a number of shares of Operating Company Stock equal to the number of shares of Common Stock to be issued upon payment;

               (ii) the grant of any Award for Operating Company Stock pursuant to this Plan shall also be for an equal number of shares of Common Stock; upon the payment of a Restricted Stock Award, a Stock Appreciation Right, a Performance Share Award payable in Operating Company Stock or a Stock Bonus, the Participant shall obtain a number of shares of Common Stock equal to the number of shares of Operating Company Stock to be issued upon payment.

          (c) Stock Certificates.  Upon payment of an Award (other than an
              ------------------
     Option), the person receiving Paired Shares shall be entitled to one stock certificate evidencing the Paired Shares acquired. Upon exercise of an Option and compliance with the provisions of Section 2.7, the person receiving Common Stock shall be entitled to one stock certificate evidencing the Paired Shares so acquired; provided that any person who tenders Paired Shares to the Corporation in payment of a portion or all of the purchase price of the stock purchased upon exercise of an Option, shall be entitled to receive two certificates, one representing a number of Paired Shares equal to the number of Paired Shares exchanged for the stock acquired upon exercise and compliance with the provisions of Section 2, and another representing the additional Paired Shares, if any, acquired upon exercise of the Option and compliance with the provisions of Section 2.7.

     6.8  Privileges of Stock Ownership.
          -----------------------------

          Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Paired Shares or Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

     6.9  Effective Date of the Plan.
          --------------------------

          This Plan shall be effective as of December 15, 1994, the date of Board approval, subject to shareholder approval within 12 months thereafter.

     6.10 Term of the Plan.
          ----------------

          No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

     6.11 Governing Law; Construction; Severability.
          -----------------------------------------

          (a)  Choice of Law.  This Plan, the Awards, all documents evidencing
               -------------
Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

          (b) Severability.  If any provision shall be held by a court of
              ------------
competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          (c) Plan Construction.  (1) It is the intent of the Corporation that
              -----------------
this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

          (2) It is the further intent of the Company that Options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant, that are granted to or held by a Section 16 Person, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

     6.12 Captions.
          --------

          Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.13 Effect of Change of Subsidiary Status.
          -------------------------------------

          For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

     6.14      Non-Exclusivity of Plan.
               -----------------------

          Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock and/or Operating Company Stock, under any other plan or authority.


VII. DEFINITIONS.

     7.1  Definitions.
          -----------

          (a) "Award" shall mean an award of any Option, Stock Appreciation
               -----
Right, Restricted Stock Award, Performance Share Award, Stock Bonus, Dividend Equivalent or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

          (b) "Award Agreement" shall mean any writing setting forth the terms
               ---------------
of an Award that has been authorized by the Committee.

          (c) "Award Date" shall mean the date upon which the Committee took the
               ----------
action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

          (d) "Award Period" shall mean the period beginning on an Award Date
               ------------
and ending on the expiration date of such Award.

          (e) "Beneficiary" shall mean the person, persons, trust or trusts
               -----------
entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

          (f) "Board" shall mean the Board of Directors of the Corporation.
               -----

          (g) "Change in Control Event" shall mean:
               -----------------------

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock

     (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Corporation (except that an acquisition by virtue of the exercise of a conversion privilege shall not be considered within this clause (A) unless the converted security was itself acquired directly from the Corporation),
     (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidated, if, following such reorganization, merger or consolidation, the conditions described in clauses (A) and (B) of paragraph (3) below are satisfied;

               (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "transaction"), unless, following such transaction in each case, (A) more than 80% of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction and

     (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such transaction and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 20% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; or

               (4) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, unless such assets are sold to a corporation and following such sale or other disposition, the conditions described in clauses (A) and
     (B) of paragraph (3) above are satisfied.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended
               ----
from time to time.

          (i) "Commission" shall mean the Securities and Exchange Commission.
               ----------

          (j) "Committee" shall mean the Compensation Committee of the Board,
               ---------
which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be a Disinterested and Outside director.

          (k) "Common Stock" shall mean the common stock  of the Corporation,
               ------------
$.10 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

          (l) "Company" shall mean, collectively, the Corporation and its
               -------
Subsidiaries.

          (m) "Corporation" shall mean Santa Anita Realty Enterprises, Inc., a
               -----------
Delaware corporation, and its successors.

          (n) "Disinterested and Outside" shall mean "disinterested" within the
               -------------------------
meaning of any applicable
regulatory requirements, including Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

          (o)  "Dividend Equivalent" shall mean an amount equal to the amount of
                -------------------
cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each share of Common Stock after the date of an Award of a Dividend Equivalent.

          (p) "Eligible Employee" shall mean an officer (whether or not a
               -----------------
director) or any other employee of the Company, or any Other Eligible Person, as determined by the Committee in its discretion.

          (q) "ERISA" shall mean the Employee Retirement Income Security Act of
               -----
1974, as amended.

          (r)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended from time to time.

          (s)  "Fair Market Value" shall mean, with respect to Common Stock or
                -----------------
Operating Company Stock, the fair market value of an unpaired share of Common Stock or Operating Company Stock, as the case may be, as determined in good faith by the Committee. The Fair Market Value of a Paired Share shall mean the closing price of a Paired Share on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Paired Shares are so listed or admitted to trade, on such date, or, if there is no trading of the Paired Shares on such date, then the closing price of the Paired Shares as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; provided, however, if the Paired Shares are not listed or admitted to trade on a national securities exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for Plan purposes.

          (t) "Incentive Stock Option" shall mean an Option which is designated
               ----------------------
as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

          (u) "Nonqualified Stock Option" shall mean an Option that is
               -------------------------
designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

          (v) "Non-Employee Director" shall mean a member of the Board who is
               ---------------------
not an officer or employee of the Company.

          (w) "Operating Company" means Santa Anita Operating Company, a
               -----------------
Delaware corporation.

          (x) "Operating Company Stock" means the common stock of Operating
               -----------------------
Company, $.10 par value per share, and such other securities or property as may become subject of Awards or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

          (y) "Option" shall mean an option to purchase shares of Common Stock
               ------
under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

          (z) "Other Eligible Person" shall mean any individual consultant,
               ---------------------
advisor or (to the extent provided in the next sentence) agent who renders or has rendered bona fide services (other than services in connection with the
             ---- ----
offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee; provided that if the Corporation's officers and directors are or
           --------
become subject to Section 16 of the Exchange Act, a Non-Employee Director shall not thereafter be selected as an Other Eligible Person. A non-employee agent providing bona fide services to the Company (other than as an eligible advisor
          ---- ----
or consultant) may also be selected as an Other Eligible Person if such agent's participation in this Plan would not adversely affect (x) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (y) the Corporation's compliance with any other applicable laws.

          (aa) "Paired Share" means a share of Common Stock and a share of
                ------------
Operating Company Stock.

          (bb) "Pairing Agreement" means the Pairing Agreement between the
                -----------------
Corporation and Operating Company, dated as of December 31, 1979, as it may be amended from time to time.

          (cc) "Participant" shall mean an Eligible Employee who has been
                -----------
granted an Award under this Plan.

          (dd) "Performance Share Award" shall mean an Award made pursuant to
                -----------------------
the provisions, and subject to the terms and conditions, of Article V of the Plan.

          (ee) "Personal Representative" shall mean the person or persons who,
                -----------------------
upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

          (ff) "Plan" shall mean this 1995 Share Award Plan.
                ----

          (gg) "QDRO" shall mean a qualified domestic relations order as defined
                ----
in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

          (hh) "Restricted Stock" shall mean Paired Shares awarded to a
                ----------------
Participant subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

          (ii) "Retirement" shall mean retirement from active service as an
                ----------
employee or officer of the Company on or after attaining age 65.

          (jj) "Rule 16b-3"  shall mean Rule 16b-3 as promulgated by the
                ----------
Commission pursuant to the Exchange Act.

          (kk) "Section 16 Person" shall mean a person subject to Section 16(a)
                -----------------
of the Exchange Act.

          (ll) "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended from time to time.

          (mm) "Stock Appreciation Right" shall mean a right to receive a number
                ------------------------
of Paired Shares or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Paired Shares that is authorized under this Plan.

          (nn) "Subsidiary" shall mean any corporation or other entity a
                ----------
majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

          (oo) "Total Disability" shall mean a "permanent and total disability"
                ----------------
within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

          EXECUTED this ____  day of ____________, 199__.

                    SANTA ANITA REALTY ENTERPRISES, INC.



                    By:  _________________________________
                                 Brian L. Fleming
                           Executive Vice President, Chief
                    Its:   Financial Officer and Secretary
                         ---------------------------------